Exhibit 10.7

Amendment No. 1 to Employment Agreement

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of April 3, 2019, by and among B. Riley FBR, Inc. (the “Company”) and Andrew Moore (the “Executive”). The above parties are referred to collectively herein as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have entered into an Employment Agreement dated July 10, 2018 (the “Existing Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Existing Agreement to revise certain terms contained therein relating to the Executive’s ability to terminate the Existing Agreement for Good Reason due to a Change of Control (as such terms are defined in the Existing Agreement).

AGREEMENT

NOW THEREFORE, each of the Parties, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby agree as follows:

1.            Definitions. Each capitalized term not defined herein shall have the definition ascribed to it in the Existing Agreement.

2.            Amendment. The Existing Agreement shall be amended as follows:

(a)           By deleting the following proviso as set forth in Section 5(a):

“; provided however, if such termination for Good Reason is due to a Change of Control, then the Executive may deliver such notice within 90 days following the Change of Control”

(b)           By deleting Section 5.3.4(v) in its entirety.

3.            Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the Existing Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

4.            Miscellaneous Provisions.

(a)           Further Assurances. Each Party, at the reasonable request of the other Party, and without additional consideration, shall, from time to time (i) execute and deliver, or shall cause to be executed and delivered, such further certificates, agreements or instruments, and (ii) take such other action, as the other Party may reasonably request, to consummate or implement the amendment contemplated by this Amendment.

(b)           Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

B. Riley FBR, Inc.

By:	/s/ Tom Kelleher
Name: Tom Kelleher Title: Executive Officer

/s/ Andrew Moore
Andrew Moore